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                                                                    EXHIBIT 10.4

                                    L E A S E


         This Lease entered into on September 15, 1995 by and between Lessor (as defined in Article 1, together with its successors and assigns) and Lessee (as defined in Article 1, together with its successors and permitted assigns).


                                    ARTICLE 1
                        Basic Information and Definitions

         Section 1.1. For the purposes of this lease, the following terms shall have the meanings set forth below, unless the context otherwise requires:

"Lessor":                           211 Second Avenue Realty L.P.
                                    c/o Walcott Corporation

"Lessor's Address":                 1050 Commonwealth Avenue
                                    Boston, MA 02215

"Lessee":                           Evergreen Solar Inc., A Delaware corporation

"Lessee's Address":                 49 Jones Road
                                    Waltham, MA 02154

"Lessee's Trade Name":              Evergreen Solar

"Leased Premises":                  Approximately 9,400 square feet of space on
                                    the first floor of the Building (as defined in Section 1.2), which Building is located at 211 Second Avenue, Waltham, MA; the
                                    Leased Premises are located substantially as outlined on the plan attached hereto as Exhibit A.

"Commencement Date":                October 1, 1995.

"Term":                             Three (3) years.

"Annual Base Rent":                 $70,500.00 per year; payable in installments
                                    of $5,875.00 per month.

"Permitted Uses":                   General office and pilot plant for
                                    manufacture of solar panels and materials related thereto.

"Security Deposit":                 $5,875.00.


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"Insurance Amounts":                $1,000,000.00, for injury to persons.
                                    $500,000.00, for damage to property.

"Leased Premises Rentable Area":    9,400 square feet.

"Building Rentable Area":           19,200 square feet
                                    (subject to increase or decrease as provided in Section 2.5).

"Broker":                           Charles Detwiller, Neelon Co., Michael
                                    Giles, Hunneman and Paul Simard, Codman Co.

         Section 1.2. For the purposes of this lease, the following terms shall have the meanings set forth below, unless the context otherwise requires:

         "Alterations" shall mean any and all alterations, installations, improvements, additions or other physical changes in or about the Leased Premises, whether interior, exterior, structural, nonstructural or otherwise.

         "Applicable Law" shall mean, with respect to any matter referred to herein, all laws applicable with respect thereto, including, without limitation, all applicable constitutional provisions, statutes, ordinances, codes, by-laws, regulations, rulings, decisions, rules, orders, determinations and requirements of any Federal, state, county, local or other legislative, executive, judicial or other governmental body or authority.

         "Approvals" shall mean all approvals of any nature, including, without limitation, all permits, licenses, orders, variances, and the like.

         "Building" shall mean the building in which the Leased Premises are located.

         "Common Facilities" shall mean all portions of the Building and the Land designated as such from time to time by the Lessor, which are reasonably necessary for access to and the use and employment of the Leased Premises, except the interior of the Leased Premises and of other rentable portions of the Building; the Common Facilities may include: common toilets, common walkways, exterior spaces, loading docks, entranceways, hallways, stairways, elevators and lobbies. Except as expressly provided in this lease, Lessor reserves and shall have the unrestricted right from time to time to change the location or size or character of any of the Common Facilities on the Land or in the Building.

         "Default Interest Rate" shall mean an interest rate equal to the greater of (i) 1 1/2% per month or (ii) 5% per year above the base lending rate (prime rate) announced from time to time by The First National Bank of Boston, but in no event shall the Default Interest Rate be greater than that permitted by Applicable Law.

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         "Land" shall mean the parcel of land on which the Building is located.

         "Lease Year" shall mean each successive twelve-month period included in whole or in part in the Term of this lease; the first Lease Year beginning on the Commencement Date and ending at midnight on the day before the first anniversary of the Commencement Date (provided that if the Commencement Date is not the first day of a calendar month, the first Lease Year shall end at midnight on the last day of the calendar month which includes the first anniversary of the Commencement Date).

         "Lessee's Agents" shall mean: Lessee's subtenants, licensees and concessionaires; the employees, agents, contractors, subcontractors, suppliers, transporters, licensees, invitees, guests or customers of Lessee or of Lessee's subtenants, licensees or concessionaires; and anyone else claiming by, through or under Lessee.

         "Lessee's Share" shall mean the amount of a respective item multiplied by a fraction, the numerator of which shall be the Leased Premises Rentable Area and the denominator of which shall be the Building Rentable Area multiplied by the greater of (i) 95% or (ii) the percentage of the Building Rentable Area actually occupied by tenants.

         "Mortgage" shall mean any real estate mortgage, ground lease, deed of trust or any other security agreement or indenture affecting the Leased Premises, Building or Property.

         "Mortgagee" shall mean the holder of any Mortgage.

         "Property" shall mean the Land and the Building and another building and improvements on the Land.

         "Unavoidable Delays" shall mean delays caused by strikes, lockouts, labor difficulties, inability to obtain labor or materials, government restrictions, sabotage, riots, civil commotion, enemy action, explosions, fire, unavoidable casualty, accidents, acts of God or similar causes beyond the reasonable control of Lessor.


                                    ARTICLE 2
                               Agreement to Lease

         Section 2.1. In consideration of the rents and covenants contained herein to be paid, performed and observed by Lessee, the Lessor hereby leases to the Lessee and the Lessee hereby leases from the Lessor, subject to the terms and provisions hereinafter set forth, the Leased Premises.

         Section 2.2. There shall be excepted and excluded from the Leased Premises the ceiling, floor, perimeter walls and exterior walls and windows (except the interior surfaces thereof), and any space in the Leased Premises used for pipes, ducts, wires, meters, vents, flues, conduits,

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utility lines, fan rooms, shafts, stacks, utility closets, janitor closets, stairways and elevator wells and not serving the Leased Premises exclusively.

         Section 2.3. The Leased Premises are leased together with the non-exclusive right to use, in common with others lawfully entitled thereto and in connection with business in the Building, the Common Facilities, but only for the purposes for which such Common Facilities (and portions thereof) shall have been designated by Lessor; however, such rights shall always be subject to reasonable rules and regulations from time to time established by Lessor and to the right of Lessor to designate and change from time to time the Common Facilities.

         Section 2.4. The Leased Premises are leased subject to existing encumbrances of record, if any. The Leased Premises are also leased subject to the reservation to the Lessor of the roof and exterior walls of the Leased Premises and the Building; and the Lessor reserves the right (without thereby assuming the obligation) to install, maintain, use, repair, replace and relocate, within or without the Leased Premises, pipes, ducts, wires, meters, vents, flues, conduits, utility lines and other equipment which now are, or hereafter may be, in the judgment of the Lessor, required to be in the Leased Premises or the Building to service the Leased Premises or other parts of the Building, provided such actions do not materially reduce the size of the Leased Premises or materially interfere with the Lessee's use and enjoyment of the Leased Premises.

         Section 2.5. The Lessor reserves the right: to change the size, type and shape of any and all buildings on the Land; to alter, reduce, increase and relocate all parking areas, driveways and walkways, from time to time; and to make additions to the Building and erect additional buildings and structures on the Land. Should Lessor make additions to the Building or reconfigure the Building, the Building Rentable Area shall be appropriately increased or decreased by Lessor.

         Section 2.6. It is understood by Lessee that the Leased Premises Rentable Area has been determined by including in such computation certain Common Facilities (or a proportionate share of certain Common Facilities), notwithstanding their exclusion from the Leased Premises.


                                    ARTICLE 3
                              Term and Commencement

         Section 3.1. To have and to hold the Leased Premises for the Term (also referred to as the "original Term") beginning on the Commencement Date and expiring at midnight on the last day of the Term, unless sooner terminated as hereinafter provided.


                                    ARTICLE 4
                                    Base Rent

         Section 4.1. Yielding and paying a base rent during each Lease Year of the original Term hereof in the annual amount of the Annual Base Rent.



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         Section 4.2. All base rent shall be payable in advance in equal monthly installments due on the first day of each calendar month during the Term hereof, without offset or deduction and without previous demand therefor; provided, however, base rent for the first full calendar month of the Term (or if the Commencement Date is other than the first day of a calendar month, base rent for the portion of such month contained within the Term hereof together with base rent for the first full calendar month) shall be paid simultaneously with the execution and delivery of this lease; and provided if the Termination Date (as it may be extended) is other than the last day of a calendar month, base rent for the portion of such month contained within the Term together with base rent for the last full calendar month shall be due and payable on or prior to the first day of the last full calendar month of the Term. Base rent for any partial calendar month at the commencement or expiration of the Term hereof shall be pro-rated on a per diem basis at the base rent applicable to such month(s). If the first Lease Year is longer than one year, base rent for such Lease Year shall be increased proportionately to the greater length of such Lease Year.

         Section 4.3. All payments of base rent, additional rent or other amounts due under any provision of this lease shall be made payable to the Lessor and made at Lessor's Address or such other payee and/or address as Lessor may designate in writing from time to time.

         Section 4.4. All amounts payable by Lessee to Lessor hereunder, including base rent, additional rent and all other payments and charges, shall be deemed rent hereunder, and all provisions governing the payment of rent, and all remedies applicable to the nonpayment of rent shall be applicable thereto.

         Section 4.5. Notwithstanding the fact that the amounts of base rent set forth in this Article 4 were or may have been determined with reference to the floor area of the Leased Premises, said amounts set forth above are stipulated to be the amounts of base rent due hereunder, whether or not the actual floor area of the Leased Premises is in fact actually more or less than the floor area figures used to determine said base rent.


                                    ARTICLE 5
                                 Additional Rent

         Section 5.1. Taxes.

         (a) The Lessee shall pay to Lessor, as additional rent hereunder, during the Term and any extension thereof: (i) Lessee's Share of the Taxes (as defined in subsection (c) below) less any amounts paid pursuant to (ii); and
(ii) 100% of any portion of the Taxes attributable to any Alterations made by the Lessee. Such additional rent for any partial Tax Year at the commencement or expiration of the Term shall be pro-rated on a per diem basis.

         b) The Lessee shall pay such additional rent to the Lessor within 10 days of billing therefor. At Lessor's request, Lessee shall pay such additional rent to Lessor in advance in monthly estimated installments, which installments shall be due and payable on the same dates as

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the base rent payable hereunder, and shall be in such amounts as reasonably calculated by Lessor to pay said Taxes at least 30 days prior to their due dates. Lessor may adjust such estimated installment amounts (both prospectively and retrospectively) from time to time based upon Lessor's reasonable estimates of same. After the end of each Tax Year (as defined in subsection (c) below) during the Term, Lessor shall furnish to Lessee a statement setting forth the Taxes together with a copy of the most recent bill therefore; thereupon there shall be a prompt adjustment between Lessor and Lessee, and Lessee shall pay any deficiency within 10 days of being billed therefor, and any overpayment shall be credited to Lessee's then current rent obligations hereunder, or, in the case of the end of the Term, shall be refunded to Lessee.

         (c) The following terms as used herein shall have the meanings set forth below:

         "Tax Year" shall mean the period commencing on July 1 of a year and ending on June 30 of the following year.

         "Taxes" shall mean all taxes and assessments of every kind and nature imposed, assessed or levied by a governmental authority on the Property, including without limitation all real estate taxes, betterments, assessments (ordinary and extraordinary), water rents, sewer, and other charges. If taxes upon rentals or otherwise pertaining to the Property shall be substituted, in whole or in part, for the present ad valorem real estate taxes, or shall be assessed in addition thereto, then the term "Taxes" shall include such substituted taxes, to the extent to which the same shall be a substitute for present ad valorem real estate taxes, together with any such additional taxes. Except as hereinabove provided, nothing herein contained shall otherwise require or be construed to require Lessee to reimburse Lessor for any inheritance, estate, succession, transfer, gift, franchise, income or earnings, profit, excess profit tax, capital stock, capital levy or corporate or other similar tax which is or may be imposed upon Lessor or upon Lessor's business.

         Section 5.2.  Operating Costs.

         (a) The Lessee shall pay to Lessor, as additional rent hereunder, during the Term and any extensions thereof: (i) Lessee's Share of the Operating Costs (as defined in subsection (c) below) less any amounts paid pursuant to
(ii); and (ii) 100% of any Operating Costs which are incurred by Lessor and either caused by any act or negligence by the Lessee or Lessee's Agents, are performed as special services exclusively for Lessee or are otherwise directly allocable to the Leased Premises. Such additional rent for any partial Operating Year at the commencement or expiration of the Term shall be pro-rated on a per diem basis.

         (b) The Lessee shall pay such additional rent to Lessor within 10 days of billing therefor. At Lessor's request, Lessee shall pay such additional rent to Lessor in advance in monthly estimated installments, which installments shall be due and payable on the same dates as the base rent hereunder, and shall be in such amounts as reasonably calculated by Lessor to pay the annual Operating Costs. Lessor may adjust such installment amounts (both prospectively and retrospectively) from time to time based upon Lessor's reasonable estimates of same. After the end of each Operating Year (as defined in subsection (c) below) during the Term, Lessor shall


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furnish to Lessee a statement together with documentation in reasonable detail setting forth the operating Costs; thereupon there shall be a prompt adjustment between Lessor and Lessee, and Lessee shall pay any deficiency within 10 days of being billed therefor, and any overpayment shall be credited to Lessee's then current rent obligations hereunder, or, in the case of the end of the Term, shall be refunded to Lessee.

         (c) The following terms as used herein shall have the meanings set forth below:

         "Operating Year" shall mean the calendar year, or such other one-year period as Lessor shall designate from time to time.

         "Operating Costs" shall mean (regardless of the actual percentage of occupancy of the Building) the Unadjusted Operating Costs (as defined below) extrapolated as though 100% of the Building Rentable Area were occupied.

         "Unadjusting Operating Costs" shall mean the total costs and expenses incurred by Lessor, its agents, and/or designees in connection with the operation, maintenance, cleaning, repair, replacement, management and protection (the "Operation") of all or any part of the Property, and any installations therein, thereon, thereunder or thereover, which costs and expenses shall include, but shall not be limited to, the following:

         (1) Costs of services, materials, supplies, tools, and equipment furnished or used in the operation of the Property.

         (2) Costs relating to the employment of personnel in connection with the Operation of the Property, including wages and salaries, employee benefits (including all fringe benefits) workmen's compensation insurance, unemployment insurance, insurance premiums and social security payments.

         (3) Amounts paid to independent contractors for services, materials and supplies furnished in connection with the Operation of the Property; and amounts paid to managing agents and for legal, accounting or other professional fees relating to the Operation of the Property.

         (4) Costs of and charges for all electrical, water, sewer, gas, oil, telephone, alarm or other utility service to the Common Facilities, and for such service to the Leased Premises or to any rentable portions of the Building, including all costs as provided in Article 10 hereof.

         (5) Costs relating to the Operation of heating, ventilating, air conditioning, sprinkler and elevator systems, and water lines, electrical lines, gas lines, sanitary sewer lines and storm water lines located on the Leased Premises, Building or Land.

         (6) Costs in connection with the operation of the exterior portions of the Property, including: landscaping (including planting and replanting); parking (including



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                  repaving and restriping); the exterior and roof of the
                  Building; signs and lighting; trash, rubbish, garbage and other refuse; and snow and ice removal.

         (7) Costs of all the premiums for all insurance carried by Lessor on the Property (including without limitation insurance on the Building, the Common Facilities and the Land), including all costs as provided in Article 11 hereof. Such insurance shall include, without limitation, any of the following insurance carried by Lessor: fire, extended coverage and all risk insurance, flood insurance, rental value insurance, bodily injury, public liability, and property damage liability insurance, automobile parking lot liability insurance, sign insurance, sprinkler insurance, boiler insurance and workmen's compensation insurance; all with limits and on such forms and with such companies and against such risks as may be reasonably determined by Lessor or as may be required by the holder of any Mortgage on all or any portion of the Property.

         (8) Personal property, sales and use taxes on material, equipment, supplies and services; the costs of all permits and licenses; and fees for fire, security and police protection.

         (9) All other expenses (whether or not similar in type to the costs specifically enumerated above) incurred in connection with the Operation of the Common Facilities.

         (10) In addition, there shall be included a charge equal to 15% of all such costs and expenses incurred by Lessor to cover Lessor's administrative overhead.

         (d)      Unadjusted Operating Costs shall not include the following:

         (1) Any costs, fines or penalties incurred due to any violation by Lessor of any governmental rule or authority.

         (2) Cost of renovating of otherwise improving space for other Building occupants.

         (3)      Cost of expanding the Building Rentable Area.

         (e) The Lessee's Share of Operating Costs, excluding insurance, shall not exceed $10,000 for any Operating Year.


         Section 5.3.  Other Additional Rent.

         (a) Lessor may assess, and Lessee shall pay, as additional rent, reasonable additional charges for directory listing, building passes, security cards, additional keys and other similar incidental items. Such additional rent shall be paid within 10 days of being billed therefor, or, if such incidental charges are ongoing, such additional rent shall be paid in monthly installments due and payable on the dates as the base rent hereunder, and shall be subject to reasonable adjustment by Lessor from time to time.

         (b) This is, and is intended to be, a NET LEASE, and accordingly, except as expressly otherwise provided for herein, all costs and expenses paid or incurred by Lessor of any kind or nature whatsoever in maintaining and/or repairing the Leased Premises or the Building or the Land or any additions to the Building, or any other buildings or structures on the Land (other than costs of maintaining or repairing the interior of space leased to others or available for lease to others) shall be included in determining the costs of which Lessee is obligated to pay a proportionate share as provided herein.

                                    ARTICLE 6
                        Condition of the Leased Premises

         Section 6.1. The Lessee accepts the Leased Premises in their present condition, without representation or warranty, express or implied, in fact or in law, by Lessor and without recourse to Lessor as to the nature, condition or usability thereof and agrees that Lessor has no work to perform in or on the Leased Premises; and Lessee agrees further that any and all work to be done in or on the Leased Premises will be at Lessee's sole cost and expense.


                                    ARTICLE 7
                                    Covenants

         Section 7.1. Lessee covenants and agrees with Lessor as follows:

         (a) To pay when due all base rent, all additional rent and all other amounts due under this lease from Lessee at the times and in the manner set forth herein, without offset or deduction and without previous demand therefor.

         (b) To procure any Approvals required for any use to be made of the Leased Premises by Lessee.

         (c) To pay promptly when due the entire cost of any work (including all Alterations) to the Leased Premises undertaken by Lessee so that the Leased Premises shall at all times be free of liens for labor and materials; to procure all necessary Approvals before undertaking such work; to do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all Applicable Law; to obtain insurance (including builder's risk insurance) as required by Lessor to protect Lessor as well as Lessee in connection with such work; and to save Lessor harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work including, without limitation, reasonable attorneys' fees. Upon receipt of notice from Lessor, Lessee shall take over Lessor's defense in any action related to work undertaken by Lessee on the Leased Premises.

         (d) To permit Lessor and its agents to examine the Leased Premises at reasonable times and to show the Leased Premises to prospective purchasers or tenants; and to permit Lessor to enter the Leased Premises to make such repairs, improvements, alterations or additions thereto or to the Building as may be required in order to comply with Applicable Law, or as may be required or permitted of Lessor under the terms of this lease.

         (e) To pay when due any and all Federal, State, or local taxes based upon Lessee's use or occupation of the Leased Premises or pertaining to Lessee's personal property or resulting from any alteration, additions or improvements made by Lessee to the Leased Premises.

         (f) To comply with Applicable Law pertaining to the Leased Premises or Lessee's use and occupation of the Leased Premises.

         (g) To refrain from doing anything, taking any action or failing to act in such a manner that will cause any increase in the fire insurance rates pertaining to the Leased Premises or the Building and to comply with any rules, regulations or recommendations of the National Board of Fire Underwriters, any rating bureau, or any similar association performing such function; and failing same, without limiting other remedies of Lessor, Lessee shall pay to Lessor, as additional rent hereunder, the entire amount of any increase in insurance premiums resulting therefrom, such additional rent to be paid to Lessor within 10 days after the receipt of invoices from Lessor therefor.

         (h)      To permit no waste with respect to the Leased Premises.

         (i) To provide Lessor with annual certified financial statements of Lessee within 90 days after the close of Lessee's fiscal year and with annual certified financial statements of any guarantor of Lessee's obligations within 90 days after the close of such guarantor's fiscal year.


                                    ARTICLE 8
                             Use of Leased Premises

         Section 8.1. The Lessee shall have the right to use the Leased Premises only for the Permitted Uses, and for no other purposes whatsoever, but in no event shall Lessee conduct at the Leased Premises any business use which is offensive, constitutes a nuisance or violates any provisions of any zoning or building laws or any other Applicable Law.

         Section 8.2. Without limiting any other obligations of Lessee hereunder, prior to any use by Lessee of the Leased Premises, Lessee shall obtain a valid, unconditional and permanent Certificate of Occupancy for the Leased Premises from the city or town in which the Property is located. Lessee shall promptly provide Lessor with a copy of same.

         Section 8.3. Lessee further agrees to conform to each of the following provisions during the entire Term of this lease or any extension thereof:

         (a) Lessee shall always conduct its operations in the Leased Premises under Lessee's Trade Name, unless Lessor shall otherwise consent in writing.

         (b) Lessee shall not permit any auction, fire, going-out-of-business or bankruptcy sales to be conducted within the Leased Premises without the prior written consent of the Lessor.

         (c) Lessee shall not use the sidewalks or any other exterior space on the Property for advertising or business purposes without the prior written consent of the Lessor.

         (d) Lessee shall, at its own cost and expense, insure that all trash, refuse and the like is kept at all times in covered containers in the Leased Premises or in such places as Lessor may designate from time to time.

         (e) Lessee shall take whatever measures are necessary to insure that floor load limitations are not exceeded in the Leased Premises.

         (f) Lessee shall keep the windows of the Leased Premises clean and free of signs.

         (g) Lessee shall receive and deliver goods and merchandise only in the manner, at such times, and in such areas, as may be designated by Lessor and shall not in any event receive or deliver goods and merchandise through the front door of the Building.

         (h) Lessee shall not use the Leased Premises for any unethical or unfair method of business operation, advertising or interior display, nor perform any act or carry on any practice which may injure the Leased Premises or any other part of the Building or the Property, nor cause any offensive odors or loud noise (including, but without limitation, the use of loudspeakers), nor constitute a nuisance or menace to any other occupant of the Building or the Property, and in no event shall any noises or odors be emitted from the Leased Premises.

         (i)      Lessee shall not vacate or abandon the Leased Premises.

         (j) Lessee shall comply with such reasonable rules and regulations as Lessor has promulgated or may promulgate during the term hereof of any extension thereof.

         (k) Lessee shall not install any equipment in the Leased Premises which could cause the electrical service to the leased Premises or the Building to be overloaded.

         (1) Lessee shall keep the Common Facilities free of any and all of Lessee's equipment, refuse or property.

         (m) If so requested by Lessor, Lessee will park its vehicles and will cause Lessee's Agents to park their vehicles only in such areas as shall from time to time be designated by Lessor as "employee parking areas." Lessee will, on request, furnish Lessor with automobile license numbers assigned to automobiles belonging to or used by Lessee or such other persons. Lessee will cause to be affixed to such vehicles employee identification stickers which Lessor may furnish. Lessor shall have the right to have any such vehicle towed away at Lessee's expense if parked in violation of this subsection, or otherwise in violation of the provisions of this lease. Lessor will provide Lessee with access to twenty-five (25) undesignated parking spaces for its employees, agents, and visitors, the location of which may change from time to time.

         Section 8.4. Lessee shall have access to the Leased Premises at all times, subject to such reasonable security restrictions as may from time to time be in effect, and to restrictions based on emergency conditions.


                                    ARTICLE 9
                      Maintenance, Alterations and Removal

         Section 9.1.   Maintenance.

         (a) Except only for maintenance and repairs to be performed or made by Lessor as expressly provided in subsections (b) and (c) below, and ordinary wear and tear (provided good maintenance practices are employed, but this exception shall not excuse Lessee from any obligation hereunder to make necessary repairs or replacements), the Lessee shall keep and maintain the Leased Premises in a neat, clean and sanitary condition and in at least as good order, repair, and condition as same are now in or in such better condition as they are placed in during the term hereof (and shall make any necessary replacements), including without limitation the maintenance and repair of: any improvements constructed or installed by Lessee; all electrical, plumbing, gas, HVAC and sewage facilities exclusively serving the Leased Premises; interior walls, floors, and ceilings; sprinklers, fixtures, signs (if and where permitted) and all interior building appliances and similar equipment; and the exterior and interior portions of all windows, window frames, doors, door frames, and all other glass or plateglass thereon. Lessee shall be responsible for the cost of repairs to the Building (including the Common Facilities and the Leased Premises) and the Property caused by any act or negligence of Lessee or Lessee's Agents, including damage to the roof, foundations and exterior walls of the Building and Leased Premises or to the utilities servicing the Building and the Leased Premises; and if such repairs are required, Lessor may demand that Lessee make the same forthwith, at its sole cost or expense, or Lessor may cause such repairs to be made and the cost of same shall be paid by Lessee, as additional rent, promptly upon demand therefor.

         (b) The Lessor shall, promptly after receipt of written notice from the Lessee, make any necessary repairs to the roof, foundations and exterior walls of the Leased Premises and the Building and the common utility systems of the Building; provided Lessor shall not be responsible for (i) the repair of glass and doorways (except for exterior doors or windows), (ii) any improvements constructed or installed by Lessee or (iii) repairs required by reason of any act or negligence by the Lessee or Lessee's Agents.

         (c) Lessor shall maintain the Common Facilities in at least as good order and repair as same are now in, except for repairs and maintenance made necessary by any act or negligence or default of Lessee or Lessee's Agents, in which case such repairs and maintenance (and/or replacement) shall be made by Lessee at its sole cost and expense. The Common Facilities shall be subject to the exclusive control and management of the Lessor who shall have the right, without limitation, and in addition to the previous provisions hereof: to police the same; to change the area, level, location and arrangement of Common Facilities; to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; and to close temporarily all or any portion of the parking areas (if any) to discourage noncustomer parking and for the reasonable stockpiling of snow. The Lessor shall operate the Common Facilities in such manner as the Lessor in its reasonable discretion shall determine.

         (d) Except as specifically provided in subsections (b) and (c) above, Lessor shall not be responsible for any maintenance or repairs to the Leased Premises, the Building or the Property. All costs incurred by Lessor in performing its obligations under this Section 9.1 shall be included as a part of the Operating Costs, as provided in Article 5 hereof, except if such repairs are due to the negligence or willful misconduct of Lessor, its agents, or employees.

         (e) If in any Lease Year the amount paid by Lessee for repairs and replacements of the HVAC system of the Leased Premises exceeds $10,000, Lessor shall pay to Lessee, within ten (10) days after Lessee's written request and presentation of reasonable documentation of such costs and payment thereof, an amount equal to 50% of such excess; and the amount so paid by Lessor shall not be included as a part of the Operating Costs.

         Section 9.2.  Alterations.

         (a) The Lessee shall not make any Alterations (as defined in Section 1.2) without on each occasion obtaining Lessor's prior written consent thereto, which consent shall not be unreasonably withheld, delayed or conditioned as to non-structural Alterations.

         (b) Lessee shall provide Lessor with plans, specifications and other documents as may be reasonably required by Lessor in connection with the consideration of such consent; and all reasonable costs (including reasonable attorneys' fees) incurred by Lessor in connection with the consideration of such consent shall be borne by Lessee and shall promptly be paid by Lessee to Lessor.

         (c) If Lessor consents in writing to such Alterations, such work shall be performed in accordance with the terms and conditions of such consent, with all Applicable Law (including the obtaining of all Approvals) and with the provisions of Section 7.1(c) hereof. In no event shall such Alterations, or the work in connection therewith, impair the safety of the structure of the

Building nor diminish the value of the Building or the Leased Premises as then constituted. At any time while any construction work is being performed upon the Leased Premises, Lessee shall maintain workmen's compensation, public liability and contractor's liability insurance in the statutory amounts (for workmen's compensation) or in the amounts reasonably required by Lessor (for other insurance); and Lessor, and any other parties designated by Lessor, shall be named additional insureds on such policies. After any Alterations are completed, Lessee shall cause all required inspections of the Leased Premises to be made and shall deliver to Lessor a copy of a Certificate of Occupancy or similar document evidencing completion of the Alterations and compliance with all Applicable Law.

         Section 9.3.  Removal.

         (a) The Lessee shall at the expiration or earlier termination of this lease remove its goods and effects and peaceably yield up the Leased Premises and the Building, clean and in substantially the same order, repair and condition as when the Leased Premises were delivered or in such better condition as they are placed in during the term hereof, ordinary wear and tear excepted (but this exception shall apply only if Lessee has employed good maintenance practices, but this exception shall not excuse Lessee from any obligation hereunder to make necessary repairs and replacements), and except for repairs which the Lessor agrees to make as herein provided, and Lessee shall repair any injury done to the Leased Premises or the Building by the installation or removal of the Lessee's fixtures or other property.

         (b) All Alterations, or other additions, improvements and fixtures which may be made or installed by either the Lessor or the Lessee and which are attached to a floor, wall or ceiling, including any wall or floor coverings, shall remain upon the Leased Premises, and at the expiration or earlier termination of this lease shall be surrendered with the Leased Premises as a part thereof; however, the Lessor upon termination of this lease, may require the Lessee to restore the Leased Premises to their condition at the commencement of this lease, in whole or in part.

         (c) Notwithstanding subsection (b) above, any trade fixtures, furniture, movable equipment and other personal property installed by the Lessee and owned by the Lessee which may be removed from the Leased Premises without injury thereto shall remain the property of the Lessee and shall be removed by the Lessee from the Leased Premises prior to the expiration or earlier termination of this lease; provided, if the Leased Premises or the Building is damaged by or as a result of the removal of any such articles, Lessee shall promptly repair such damage, at Lessee's sole cost and expense. In the event Lessee fails to remove said articles prior to the expiration or earlier termination of this lease (unless as directed by Lessor pursuant to the preceding sentence) they shall be deemed abandoned and may be disposed of by Lessor in any way Lessor sees fit, at Lessee's sole cost and expense.

                                   ARTICLE 10
                                Utility Services

         Section 10.1. The Lessee shall obtain directly from the supplier or utility company all utility services provided to the Leased Premises which are now or are hereafter separately metered and served by such supplier or utility company, or which are not now provided to the Leased Premises by the Lessor, and Lessor shall have no responsibility in connection therewith.

         Section 10.2. The Lessor shall provide: (i) on business days, during hours established by Lessor from time to time, reasonable heating, ventilating and air-conditioning ("HVAC") services to the Leased Premises and the Common Facilities; (ii) hot water for lavatory purposes and cold water (at temperatures supplied by the city in which the Property is located) for normal drinking, lavatory and toilet purposes; and (iii) to the extent not now or hereinafter separately metered and billed directly by the applicable supplier to Lessee, electrical service for normal office use.

         Section 10.3. Lessor shall provide HVAC services at times in addition to those provided in Subsection 10.2 above, at Lessee's expense, provided Lessee gives Lessor notice prior to noon of any business day for evening services, and prior to noon of the day prior to any non-business day for services on non-business days. Lessor shall charge Lessee for such after-hours HVAC services based upon Lessor's reasonable estimate from time to time of its actual cost of providing such services, including labor, cost of electricity, gas or oil, wear and tear on equipment and an allowance of 15% to cover overhead and administrative costs. Lessee shall pay such amounts to Lessor promptly upon being billed therefor.

         Section 10.4. The Lessee shall pay directly to the supplier or utility company all charges for utility services supplied to the Leased Premises as provided in Section 10.1 above. The Lessee shall also pay, as additional rent hereunder, within 10 days of being billed therefor: (i) all charges for utility services provided to the Leased Premises which are reasonably allocable to the Leased Premises by Lessor (including without limitation pursuant to utility monitor metering as provided in Section 10.6); (ii) all charges provided for herein with respect to after-hours HVAC services; and (iii) all charges provided for herein with respect to the overloading or overutilization of utility services serving the Leased Premises.

         Section 10.5. Except as provided in Section 10.4 above, the Lessor shall pay for utility services provided to the Leased Premises and to the Common Facilities. All costs incurred by Lessor pursuant to this Article 10 shall be included as part of the Operating Costs, as provided in Article 5 hereof.

         Section 10.6. Lessee shall not introduce to the Leased Premises personnel, fixtures or equipment which (individually or in the aggregate) overload the capacity of the electrical, HVAC or mechanical systems or other utility systems serving the Leased Premises or the Building. Without limiting Lessor's rights hereunder, if Lessee uses the Leased Premises or installs fixtures or equipment which would so overload said utility systems, as reasonably determined by Lessor, Lessee shall pay, on demand, as additional rent, the cost of providing and installing any additional equipment or other facilities and services that may be required as a result thereof. In addition to the foregoing, if water is consumed on the Leased Premises for other than ordinary drinking and lavatory purposes or in excessive quantities (as reasonably determined by Lessor) or if other utilities are used on the Leased Premises for other than ordinary purposes or in excessive quantities (as reasonably determined by Lessor), Lessee shall pay to Lessor, on demand from time to time, as additional rent, the additional charges resulting therefrom, as reasonably estimated by Lessor.

         Section 10.7. Lessor reserves the right, at any time, to install utility meters or monitor meters to measure consumption of any or all utilities in the Leased Premises and/or to have any and all utilities supplied to the Leased Premises separately metered and directly served by a utility company; and the costs incurred by Lessor in connection with the installation, maintenance and repair of such meters or of such separate supplying shall be borne by Lessee and shall be paid to Lessor, as additional rent, on demand from time to time.

         Section 10.8. The Lessor shall not be liable for any interruption of electricity, gas, oil, water, telephone, sewage or other utility service supplied to the Leased Premises.


                                   ARTICLE 11
                             Liability and Insurance

         Section 11.1.  Liability.

         (a) The Lessee shall save the Lessor harmless and indemnified from all injury, loss, claims, damage or liability of whatever nature (including, without limitation, court costs and reasonable attorney's fees) incurred by Lessor, and arising: from any act, omission or negligence of the Lessee or Lessee's Agents with respect to the Leased Premises, the Common Facilities, the Building or the Property; from the use or occupation thereof by Lessee or Lessee's Agents or the business conducted thereat by Lessee or Lessee's Agents; from any default by Lessee hereunder; or in any other respect at, about or in connection with the Leased Premises during the Term hereof. Upon request of Lessor, the Lessee shall take over Lessor's defense in any action related to such matter for which Lessee has agreed to indemnify Lessor.

         (b) Neither the Lessor nor any agent or employee of the Lessor shall be liable for any damage to the person or property of the Lessee or of Lessee's Agents unless due to the negligence or willful misconduct of Lessor, its agents or employees. Without in any way limiting the generality of the foregoing, Lessor, its agents or employees shall not be liable, in any event, for any such damage, or from any damage or loss from interruption of business, resulting from: (i) any casualty, from steam, gas, electricity, water, rain or snow, from leaks from pipes, appliances or plumbing, from falling plaster or other building components, from dampness or from any other cause; (ii) any hidden defect on the Leased Premises, the Building or the Land; and/or (iii) any acts or omissions of persons occupying adjacent premises or other parts of the Building or otherwise entitled to use the Property.

         (c) All provisions in this lease dealing with the indemnification and the like of the Lessor by Lessee shall be deemed modified in each case by the insertion in the appropriate place of the language "except as otherwise provided in Chapter 186, Section 15 of the General Laws of Massachusetts."

         (d) Notwithstanding anything to the contrary in this lease, in no event whatsoever shall Lessor be responsible for incidental or consequential damages.

         Section 11.2. Insurance.

         (a) The Lessee shall maintain during the Term of this lease, at its own expense, comprehensive public liability insurance, in responsible companies qualified to do business in Massachusetts, which shall insure the Lessor (as a named, insured party) and all persons claiming under the Lessor (including Mortgagees), as well as the Lessee against all claims for injuries to persons (including death) occurring in or about the Leased Premises (for each occurrence) and against all claims for damages to or loss of property occurring in or about the Leased Premises (for each occurrence) in the amounts of at least the Insurance Amounts or such higher amounts of liability insurance coverage as Lessor shall reasonably require from time to time. The Lessee shall furnish the Lessor with certificates for such insurance prior to the commencement of the Term hereof and at least 10 days prior to the expiration date of any of such policies. Each such policy shall contain a provision that it shall be noncancelable with respect to the Lessor's or any Mortgagee's interests without at least 10 days' prior written notice to the Lessor.

         (b) The Lessor shall maintain fire and extended coverage insurance covering the Building (but excluding any property or improvements installed by or belonging to Lessee) against loss by fire and other similar hazards included within customary building fire and extended coverage insurance polices, in amounts and forms and with deductibles all as determined by Lessor. All costs incurred by Lessor hereunder shall be included as a part of the Operating Costs, as provided in Article 5 hereof.

         (c) The Lessee shall, at its own expense, maintain fire and comprehensive casualty insurance of adequate amounts with respect to its own fixtures, furnishings, merchandise, equipment and other property contained in the Leased Premises.


                                   ARTICLE 12
                              Waiver of Subrogation

         Section 12.1. Lessor and Lessee each hereby releases the other from any and all liability or responsibility to the other (or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any of the extended coverage or other insured casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, such release shall only be effective to the extent of any insurance coverage provided by insurance policies maintained by the releasor which policies contain the clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder; and provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's insurance policies shall contain such a clause or endorsement. Lessor and Lessee each hereby agree that it shall cause such a clause or endorsement to be included in its policies, if obtainable, and, if necessary, pay any additional premium that may be charged therefor.


                                   ARTICLE 13
                                      Signs

         Section 13.1. Lessee may provide and install, at its sole expense, letters or numerals or a sign on or adjacent to the interior entrance door to the Leased Premises (or such other location as may be determined by Lessor), identifying Lessee by Lessee's Trade Name and by address, which sign shall be simple and dignified in appearance, in a style in keeping with other such signs in the Building (and in accordance with any Building standards for location, size and graphics, as may be established from time to time by Lessor), and subject to the prior written approval of Lessor, which approval shall not be unreasonably withheld. Lessee shall remove such sign upon the expiration of the Term and shall be responsible for any damage or repairs to the Leased Premises and Building related to the erection and removal of said sign. If Lessor provides an office directory in the entrance lobby to the Building, Lessee shall be identified therein by Lessee's Trade Name and by address.


                                   ARTICLE 14
                            Assignment or Subletting

         Section 14.1. The Lessee shall not assign this lease nor permit any assignment by mortgage, operation of law or otherwise of this lease, and shall not sublet all or any portion of the Leased Premises nor permit occupation of the whole or any part thereof by another, by license or otherwise, without, on each occasion, first obtaining the Lessor's approval in writing, which approval may be withheld for any reason whatsoever.

         Section 14.2. If at any time Lessee's interest in this lease is held by a corporation, trust, partnership or other entity, the transfer of more than 25% of the stock, beneficial interests, partnership interest or other ownership interest therein (whether at one time or in the aggregate) shall be deemed an assignment of this lease. Issuance of capital stock will not be deemed an assignment.

         Section 14.3. Lessee shall reimburse Lessor on demand for any reasonable costs that Lessor may incur in connection with the consideration of any proposed assignment or subletting, including, without limitation, the reasonable costs of investigating the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with any request for approval of any proposed assignment or subletting, whether or not said proposed assignment or subletting is approved by Lessor.

         Section 14.4. It shall be a condition of the validity of any assignment or subletting which has been approved in writing by Lessor that the assignee or subtenant shall agree directly with Lessor, by written instrument in form satisfactory to Lessor, to be bound by all the obligations of the Lessee hereunder, including, without limitation, the obligation to pay rent and other amounts provided for under this lease, the covenant against further assignment and subletting, and the covenant to use the Leased Premises only for the purposes specifically permitted under this lease.

         Section 14.5. Notwithstanding any assignment or subletting of this lease, Lessee and any guarantor of Lessee's obligations under this lease shall remain primarily liable for the prompt and timely payment of all base rent, additional rent and other charges hereunder and for the timely performance of all of the Lessee's other agreements and obligations hereunder; and the Lessee, Lessee's Agents and any guarantor of Lessee's obligations under this lease shall be deemed to have waived any and all suretyship defenses. No consent by the Lessor to an assignment, sublease or other indulgence or favor at any time granted by the Lessor to Lessee or to anyone claiming under the Lessee, nor acceptance of rent from, or other dealing with, anyone claiming under the Lessee, shall be deemed to constitute any consent to any further assignment, sublease or other indulgence, or relieve the Lessee or any such guarantor from their obligations under this lease.

         Section 14.6. If Lessor shall consent to any assignment of this lease by Lessee or a subletting of the whole of the Leased Premises by Lessee at a rent which exceeds the rent payable hereunder, or if Lessor shall consent to a subletting of a portion of the Leased Premises by Lessee at a rent in excess of the subleased portion's pro-rata share (on a square footage basis) of the rent payable hereunder by Lessee, then Lessee shall pay to Lessor, as additional rent, forthwith upon Lessee's receipt of the same or any installment thereof, the full amount of any consideration given for any such assignment and/or the full amount of any such excess rent. Each request by Lessee for permission to assign this lease or to sublet the whole or any part of the Leased Premises shall be accompanied by a warranty by Lessee as to the amount of rent to be paid to Lessee by the proposed assignee or sublessee. For purposes of this Section 14.6, the term "rent" shall mean all fixed rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of the Leased Premises or any portion thereof or to acquire an assignment of Lessee's interest in this lease.


                                   ARTICLE 15
                                    Mortgages

         Section 15.1. This lease shall be subject and subordinate to any existing Mortgages on the Leased Premises or the Property and to any and all advances made or to be made thereunder and to any extension and/or renewals thereof; and the Lessee shall from time to time, upon request of the Lessor, confirm the foregoing and execute and acknowledge instruments confirming same. In addition, and without limiting the foregoing, the Lessee shall from time to time, upon request of the Lessor, also subordinate this lease to any future Mortgages hereafter placed upon the Leased Premises or the Property, and to any and all advances made or to be made thereunder and to any extensions, renewals, modifications and/or replacements thereof (and to any modifications and/or replacements of any existing Mortgages), and Lessee shall from time to time, upon request of the Lessor, execute and acknowledge instruments evidencing such subordination, provided that in such instrument of subordination the mortgagee agrees that so long as the Lessee shall not be in default under this lease, the Mortgagee will not disturb the peaceful, quiet enjoyment of the Leased Premises by the Lessee. if this lease is so subordinated, no entry under any such Mortgage or sale for the purpose of foreclosing the same or repossession or other action pursuant to such Mortgage shall be regarded as an eviction of the Lessee, constructive or otherwise, or give the Lessee any right to terminate this lease. Upon request of Lessor, any such Mortgagee or any new owner or possessor, Lessee shall attorn to the Mortgagee or new owner or possessor, and shall agree in writing with any of said parties to so attorn.

         Section 15.2. If any Mortgagee elects, by written notice given to the Lessee, to have this lease and the interest of the Lessee hereunder superior to any such Mortgage, then this lease and the interest of the Lessee hereunder, shall be deemed superior to any such Mortgage, whether this lease was executed (and notice thereof recorded) before or after the execution and/or recording of such Mortgage.

         Section 15.3. If Lessor shall at any time, or from time to time, assign Lessor's interest in this lease, or the rents payable hereunder, conditionally or otherwise, to any Mortgagee, the Lessee agrees to each of the following:

         (a) That the execution of such assignment by the Lessor, and the acceptance thereof by such Mortgagee, shall never be deemed an assumption by such Mortgagee of any of the obligations of the Lessor hereunder, unless such Mortgagee shall, by written notice sent to the Lessee, specifically otherwise elect.

         (b) That, except as aforesaid, such Mortgagee shall be treated as having assumed the Lessor's obligations hereunder only upon foreclosure of such Mortgagee's Mortgage and the taking of possession of the Leased Premises by such Mortgagee.

         (c) To execute an agreement in form satisfactory to such Mortgagee consenting to such assignment and acknowledging and recognizing such assignment.

                                   ARTICLE 16
                                 Status Reports

         Section 16.1. Recognizing that Lessor may find it necessary to establish to third parties, such as accountants, banks, mortgagees (or prospective Mortgagees) purchasers (or prospective purchasers) or the like, the then current status of performance hereunder, Lessee, on the written request of the Lessor or of any Mortgagee made from time to time will promptly furnish a written statement in form satisfactory to Lessor and/or such Mortgagee as to the status of any matter pertaining to this lease. Without limiting the foregoing, such statement furnished pursuant to this

Section 16.1 shall, if and to the extent requested by Lessor or any Mortgagee:
(1) ratify this lease; (2) express the Commencement Date and the Termination Date of this lease; (3) certify that this lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated); (4) certify that all conditions under this lease to be performed by Lessor have been satisfied except as stated; (5) certify that there are no defenses or offsets against the enforcement of this Lease by Lessor, except as stated; (6) certify as to the amount of advance rental, if any (or none if such is the case), paid by Lessee; (7) certify as to the date to which rental has been paid; (8) certify as to the amount of security deposited with Lessor; and (9) certify that as of such date (or as of any date designated by Lessor or such Mortgagee) the entire cost of any work to the Leased Premises undertaken by Lessee has been paid for, and all liens for material and/or labor in connection therewith have been discharged. Any statement furnished pursuant to this Section 16.1 may be relied upon by any purchaser or Mortgagee of the Leased Premises or the Property, or by any other third party interested in the status of this lease or the Property.


                                   ARTICLE 17
                               Damage by Casualty

         Section 17.1. If the Leased Premises or the Building shall be damaged or destroyed by fire or other casualty or cause (a "casualty"), the Lessee shall immediately give notice thereof to the Lessor. Unless this lease is terminated as provided in this Article 17, the Lessor at its own expense, and proceeding with all reasonable dispatch, subject to Unavoidable Delays, shall repair and reconstruct the same so as to restore the Leased Premises (but not any Alterations made by or for Lessee or any trade fixtures, equipment or personal property of Lessee) to substantially the same condition they were in prior to such casualty, subject to zoning and building laws then in existence. Notwithstanding the foregoing, in no event shall Lessor be obligated either (i) to repair or rebuild if the damage or destruction results from any casualty not insured against or (ii) to expend for such repair or rebuilding more than the amount of the insurance proceeds (net of all costs and expenses incurred by Lessor in collecting the same, and net of all insurance proceeds retained by any Mortgagee) received by Lessor on account thereof.

         Section 17.2. If either the Leased Premises or the Building shall be damaged or destroyed to the extent of 25% or more by any casualty (whether insured against by the Lessor or not), or shall be damaged or destroyed to any lesser extent by any cause not insured against by the Lessor, the Lessor or Lessee may elect, by written notice to the other party given within 90 days after the occurrence of such casualty, to terminate this lease, such termination to be effective 90 days after such notice.

         Section 17.3. If the Leased Premises or the Building shall, within the last two years of the Term, be damaged or destroyed by any casualty to such extent that in the judgment of Lessor the same cannot be reasonably expected to be restored to substantially the same condition as prior to such damage or destruction within 90 days (or such shorter period to the date of expiration of the Term) from the time that such repair and reconstruction work would be commenced, then the Lessor shall have the right to terminate this lease by notice to the Lessee given within 90 days after the occurrence of such casualty; however, nothing herein shall prevent Lessor (or nullify any notice by Lessor) from terminating this lease pursuant to Section 17.2 above.

         Section 17.4. In the event that the Leased Premises or the Building are damaged or destroyed by any casualty, then, unless this lease is terminated as above provided, the Lessee, at its own expense and proceeding with all reasonable dispatch, shall repair or replace suitably all Alterations made by or for Lessee and any trade fixtures, equipment or personal property of Lessee which shall have been damaged or destroyed.

         Section 17.5. If this lease is not terminated as above provided, then from and after such casualty and until the Leased Premises are substantially restored as above provided, the base rent reserved herein shall abate proportionately according to the extent that the Leased Premises have been rendered untenantable by such damage or destruction.


                                   ARTICLE 18
                                 Eminent Domain

         Section 18.1. In the event of any taking by eminent domain, which shall be deemed to include a voluntary conveyance in lieu of a taking (a "taking"), of all of the Property, this lease shall terminate as of the date when Lessee is required to vacate the Leased Premises.

         Section 18.2. In the event of any taking of all or any part of the Building, or in the event of any taking which reduces the total area of the Land by more than 25%, the Lessor shall have the right to terminate this lease by giving written notice to the Lessee of the Lessor's election to terminate within 90 days after the effective date of such taking. If as a result of any taking the total floor area remaining in the Leased Premises shall be reduced by more than 25% of the total floor area in the Leased Premises on the Commencement Date, then at the election of the Lessor or the Lessee, exercisable by written notice given to the other within 90 days after the date of the filing of the notice of such taking, this lease may be terminated as of the date when the Lessee is required to vacate the Leased Premises or the portion thereof so taken.

         Section 18.3. The rights to terminate contained in Section 18.2 above may be exercised notwithstanding that the entire interest of the party exercising such right may have been divested by such taking.

         Section 18.4. If following any taking of all or any part of the Leased Premises, the Building or the Land, the lease is not terminated as provided in Sections 18.1 and 18.2 above, then the Lessor, at the Lessor's expense, but only to the extent of the award for any such taking received by Lessor (net of all costs and fees incurred by Lessor in collecting the same and net of any portion of the award retained by any Mortgagee), and proceeding with all reasonable dispatch, subject to Unavoidable Delays, shall do such work as may be required to put what may remain of the Leased Premises (but not any Alterations made by or for Lessee or any trade fixtures, equipment or personal property of Lessee) in reasonably proper condition for the conduct of the Lessee's business; and the Lessee, at the Lessee's expense and proceeding with all reasonable dispatch, shall do such work as may be required to repair and replace the Alterations made by or for Lessee and any trade fixtures, equipment and personal property of the Lessee as may be necessary to put the remainder of the Leased Premises in reasonably proper condition for the Lessee's business.

         Section 18.5. In the event of a taking, unless this lease is terminated as above provided, from and after the date on which the Lessee is required to vacate the portion of the Leased Premises so taken and until the Leased Premises are substantially restored as above provided, the base rent reserved herein shall abate proportionately according to the extent that the Leased Premises have been rendered untenantable by such taking; and from and after the date on which the Lessor shall substantially restore the Leased Premises as above provided the base rent shall be reduced by the proportion that the floor area of the portion so taken bears to the floor area of the Leased Premises on the date prior to such taking.

         Section 18.6. The Lessor reserves and excepts all rights to damages to the Land, the Building, the Leased Premises, the leasehold hereby created, or awards with respect thereto, then or thereafter accruing, by reason of any taking by eminent domain or by reason of anything lawfully done or required by any public authority; and the Lessee grants to the Lessor all the Lessee's rights, if any, to such damages, except with respect to the value of its personal property which may be compensable by separate award without reducing the amount of any award to Lessor and relocation expenses; and Lessee shall execute and deliver to the Lessor such further instruments of assignment thereof as the Lessor may from time to time request.


                                   ARTICLE 19
                                    Self-Help

         Section 19.1. If the Lessee shall default in the performance or observance of any agreement, condition or obligation in this lease to be performed or observed by Lessee, and shall not cure such default within 30 days after notice from Lessor specifying the default, Lessor may, at its option, without waiving any claim for breach of agreement, at any time thereafter cure such default for the account of Lessee, and make all necessary payments in connection therewith, including but not limiting the same to reasonable attorneys fees, costs or charges of or in connection with any legal action which may have been brought, and any reasonable amount paid by Lessor in so doing shall be deemed paid for the account of Lessee. Lessee agrees to reimburse Lessor for all of the foregoing costs with interest thereon from the date, such costs are incurred at the Default Interest Rate, such sums payable by Lessee to Lessor to be deemed additional rent and payable on demand. Notwithstanding the foregoing, Lessor may cure any such default as aforesaid prior to the expiration of said 30 day period, in the event of an emergency or if the curing of such default prior to the expiration of said 30 day period is otherwise reasonably necessary to protect the Property or Lessor's interest therein, or to prevent injury or damage to persons or property.

                                   ARTICLE 20
                                     Default

         Section 20.1. Each of the following shall be an event of default hereunder (an "Event of Default"):

         (a) The failure of Lessee to pay when due any base rent, additional rent or other payments hereunder, which failure continues for 5 days after receipt of written notice from Lessor.

         (b) The failure of Lessee to perform any other obligation hereunder (other than payment of base rent, additional rent or other payments hereunder), which failure continues for 30 days after notice thereof is given by Lessor to Lessee.

         (c) The estate hereby created shall be taken on execution or other process of law.

         (d) The Lessee or any guarantor of Lessee's obligations under this lease shall become insolvent or become unable to meet its obligations as they become due.

         (e) The Lessee or any guarantor of Lessee's obligations under this lease shall make or offer to make, in or out of bankruptcy, a composition with its creditors.

         (f) The Lessee or any guarantor of Lessee's obligations under this lease shall be declared bankrupt, shall make an assignment for the benefit of its creditors or if a receiver, trustee or other officer shall be appointed to take charge of all or any substantial part of its property by a court.

         (g) A petition for relief shall be filed by or against the Lessee or any guarantor of Lessee's obligations under this lease under the United States Bankruptcy Code or any successor or similar state or federal statute now or hereafter in effect; but if the same is filed against but not by Lessee or any guarantor of Lessee's obligations under this lease, it shall not be an Event of Default unless same shall not be dismissed within 30 days after the date on which it is filed.

         (h) Lessee shall default in the performance or observance of any term, covenant or condition of this lease, and Lessor shall have given Lessee notice of at least 3 defaults hereunder in the preceding 12-month period, regardless of whether Lessee remedies the same within any grace period provided herein.

         (i) Lessee's net worth (as defined in accordance with generally accepted accounting principles) at any time is less than $________, or if Lessee's working capital (as defined in accordance with generally accepted accounting principles) at any time is less than $____________________.

         Section 20.2. Upon the occurrence of any Event of Default, notwithstanding any prior waivers or consent, the Lessor lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without prior demand or prior notice, terminate this lease by notice in writing (such termination to be effective forthwith, or on a date stated in said notice), and/or with process of law enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess the same and expel the Lessee and those claiming through or under the Lessee and remove Lessee's and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon entry as aforesaid or on the date of termination pursuant to the foregoing notices, whichever occurs first, this lease shall terminate; and the Lessor without notice to the Lessee may store the Lessee's chattels and those of any person claiming under the Lessee at the expense and risk of the Lessee or of such person, and, if the Lessor so elects, may sell such chattels at public auction or private sale and apply the net proceeds after deduction of reasonable costs to the payment of all sums due to the Lessor hereunder.

         Section 20.3. In the case of any termination as described in Section
20.2 above, the Lessee shall, at the election of the Lessor, which election may be changed at any time:

         (a) Pay to the Lessor in equal monthly installments, in advance, sums equal to the aggregate rent (as defined below) herein provided for or, if the Leased Premises have been relet, sums equal to the excess of the aggregate rent herein provided for over the sums actually received by the Lessor from such reletting, plus, in any case, Lessor's Default Expenses (as defined below), such sums being payable as liquidated damages for the unexpired Term hereof; or

         (b) Pay to the Lessor as damages a sum which, at the time of such termination or at the time to which installments of liquidated damages shall have been paid pursuant to subsection (a) above, represents the amount by which the then rental value of the Leased Premises is less than the aggregate rent herein provided for the residue of the Term and pay from time to time to the Lessor upon demand such additional sums as are equal to the excess, if any, of the aforesaid rental value of the Leased Premises over the rent actually received by Lessor for the period from such termination, or from the time to which installments of liquidated damages shall have been paid, or from the time to which these additional sums may have been paid by Lessee under this subsection, whichever the case may be, to the time for which the Lessor may specify in its demand hereunder (but in no event to the time later then the expiration of the Term hereof), plus, in any case, Lessor's Default Expenses.

In any event, regardless of any other remedy available to Lessor, Lessee shall indemnify the Lessor against loss of the aggregate rent herein provided from the time of such termination to the expiration date of the Term as provided herein, plus, in any case, Lessor's Default Expenses.

         Section 20.4. In the event of an Event of Default, if the Lessor shall elect not to terminate this lease upon such default, it may relet the Leased Premises or any part or parts thereof in the name of either the Lessor or the Lessee, for a term or terms which may, at the Lessor's option, extend beyond the balance of the Term of this lease and may remove and store the Lessee's effects at the Lessee's expense; and the Lessee agrees that in the event of such reletting the Lessee shall pay the Lessor any deficiency between the aggregate rent to be paid hereunder and the net amount of the rents collected during such reletting, plus in any case, Lessor's Default Expenses. All such expenses and deficiencies shall be paid by Lessee, as additional rent, in monthly installments upon statements rendered by the Lessor to the Lessee.

         Section 20.5. In the event of an Event of Default as described in
Section 20.1 above, whether or not the Lessor shall elect to terminate this lease, or in the event of an occurrence or default which will become an Event of Default with the passage of time, in addition to all other rights and remedies of Lessor upon default, Lessee agrees that the Lessee shall pay to the Lessor any other reasonable costs and expenses incurred by the Lessor as a consequence of such default, and shall indemnify and hold Lessor harmless from and against same.

         Section 20.6. In addition to the rights and remedies provided in this Article, Lessor shall have all other rights and remedies at law or in equity for any breach by Lessee of the provisions of this lease. All rights and remedies which the Lessor may have under this lease or at law or in equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of such rights and remedies may be exercised at the same time insofar as permitted by law.

         Section 20.7. The Lessor shall not be deemed to be in default hereunder unless its default shall continue for 30 days, or such additional time as is reasonably required to correct its default, after written notice thereof has been given by the Lessee to the Lessor specifying the nature of the alleged default.

         Section 20.8. The following terms as used herein shall have the meanings set forth below:

         "Aggregate rent" shall mean all base rent, additional rent and all other monetary amounts payable hereunder, as same may be adjusted from time to time under the provisions hereof; provided, at Lessor's option, the additional rent due under this lease for periods after any default and entry hereunder and/or after any termination by Lessor shall be computed and determined based upon the reasonable projected amounts of same for the balance of the unexpired Term, but in no event less than an annual rate equal to the amount of additional rent paid or payable with respect to the current Lease Year, Tax Year or Operating Year, as appropriate.

         "Lessor's Default Expenses" shall mean any reasonable and actual expenses incurred by the Lessor as a consequence of any default by Lessee hereunder or in connection with any reletting, including but not limited to, attorneys, fees, brokers, fees and expenses of repairing, maintaining and putting the Leased Premises in substantially the same order and condition as the Leased Premises were in on the Commencement Date or in such better condition as they were put thereafter and preparing the same for re-rental.

                                   ARTICLE 21
                                     Notices

         Section 21.1. Any notice or other communication relating to this lease shall be given in writing and shall be deemed to be duly given if sent either
(i) by registered or certified mail, postage prepaid, return receipt requested or (ii) by overnight mail service as provided by the U.S. mail or by a nationally recognized private common carrier, and addressed to the party for whom it is intended at Lessor's Address or at Lessee's Address, as appropriate, or at the address as designated by such party in a notice given as herein provided as its address for receiving notices hereunder. The foregoing shall not be deemed to preclude the giving of written notice hereunder in any other manner, in which case the notice shall have been deemed to have been given when actually received by the party for whom designated.

         Section 21.2. After receiving written notice from any person, firm, or other entity, that it holds a Mortgage which includes as part of the mortgaged premises the Leased Premises or any part thereof, the Lessee shall, so long as such Mortgage is outstanding, be required to give to such holder, at its address set forth in such written notice from such holder, the same notice as is required to be given to the Lessor under the terms of this lease, such notice to be given by the Lessee to the Lessor and such holder concurrently. It is further agreed that such holder shall have the same opportunity to cure any default, and the same time within which to effect such curing, as is available to the Lessor; and if necessary to cure such a default, such holder shall have access to the Leased Premises.


                                   ARTICLE 22
                                Security Deposit

         Section 22.1. Simultaneously with the execution and delivery of this lease, the Lessee has delivered to the Lessor in current funds the amount of the Security Deposit. Said sum shall be held by Lessor, without interest, during the Term hereof and for so long thereafter as Lessee is in possession of the Leased Premises or has unsatisfied obligations hereunder to Lessor, as security for the full and timely performance of the Lessee's obligations under the terms of this lease. In the event that Lessee defaults in respect of any of its obligations hereunder, Lessor shall have the right to apply from time to time the whole or any portion of said security deposit toward payment of any amount in default or in reduction of any damages Lessor might incur as a result of said default; and such use or application by Lessor shall be without prejudice of any other remedy Lessor may have under this lease or otherwise at law or in equity. If Lessor applies said security deposit or any portion thereof as aforesaid, Lessee shall, upon notice from Lessor (and within the grace period applicable to rent hereunder), promptly replace the amount applied in order to restore said security deposit to its original amount. Any portion of said security deposit which has not been applied as aforesaid shall be repaid by Lessor, without interest, to Lessee at the end of the Term, or as soon thereafter as all obligations of Lessee hereunder have been performed in full.

                                   ARTICLE 23
                              Environmental Hazards

         Section 23.1. Lessee's Use of Hazardous Matter. Lessee and Lessee's Agents, shall not use, maintain, generate, allow or bring on the Leased Premises or the Property or transport or dispose of, on or from the Leased Premises or the Property (whether into the ground, into any sewer or septic system, into the air, by removal off-site or otherwise) any Hazardous Matter (as hereinafter defined), except only for Hazardous Matter of types and in quantities as are used in connection with the Permitted Uses occurring in the Leased Premises, provided such use and storage is in strict compliance with all Environmental Requirements (as hereinafter defined) and with the provisions of this Article 23.

         Lessee shall inspect, handle, store and dispose of all Hazardous Matter in compliance with all Environmental Requirements. Lessee shall not release, discharge, leak or emit, or permit to be discharged, leaked, or emitted, any material into the environment (including the atmosphere, ground, sewer system, or any body of water) in violation of any Environmental Requirements, including, without limitation, the laws and regulations specifically referenced in this Article 23, and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. ("OSHA"), or the terms of any permits or licenses.

         Section 23.2. Discharges to Sanitary Sewer. Lessee shall obtain an industrial use permit from the Massachusetts Water Resource Authority ("MWRA") if required to do so by law or regulation and a state sewer permit from the state Division of Water Pollution Control and shall comply with the discharge regulations contained in 314 CMR Part 12 and 360 CMR Part 10 and any pretreatment conditions contained in the applicable sewer permit and shall cause Lessee's Agents to so comply.

         Section 23.3. Notices. Lessor and Lessee mutually agree to promptly deliver to the other any notices, orders, findings or similar documents received from any governmental agency or official affecting the Premises and concerning violation of Environmental Requirements. Lessee shall send to Lessor copies of all notices and reports to any government agency of any releases of Hazardous Matter, with such notices and reports to be sent simultaneously with their being sent to such government agency.

         Section 23.4. Liability. Lessee shall be fully liable for all costs and expenses related to the use, storage, removal, and disposal of Hazardous Matter kept on the Leased Premises or the Property by the Lessee. Lessee shall pay forthwith any fine assessed in connection with any violation by Lessee or Lessee's Agents of any Environmental Requirements.

         The Lessee shall give immediate notice to the Lessor of any violation or potential violation of all Environmental Requirements, including without limitation the regulations specifically referred to in this Article 23.

         Notwithstanding any other provisions of this Lease to the contrary, during the investigation and cleanup of any release and during any restoration, maintenance or repair work that is the responsibility of the Lessee under this Article 23, Lessee shall continue to pay all rent hereunder without abatement, even though part or all of the Leased Premises or the Property may be unusable.

         Section 23.5. Lessee's Responsibility to Clean Up Any Release. If Lessee releases any Hazardous Matter or oil on or into the Leased Premises or the Property or surrounding area (whether or not such release is of a reportable amount under any Environmental Requirements), Lessee shall forthwith take all actions which are necessary to attain cleanup levels in accordance with any Environmental Requirements, to mitigate Environmental Damages (as hereinafter defined), and to allow full economic use of the Leased Premises and Property. These actions shall include without limitation, investigation and cleanup in accordance with 42 U.S.C. Section 9601 et seq. ("CERCLA"), General Laws, Chapter 21E, General Laws, Chapter 21C, or OSHA, as applicable. All such investigation and remedial work shall be performed by contractors acceptable to Lessor and in accordance with the Environmental Requirements. Any such action shall be performed in a good, safe and workmanlike manner and shall minimize any impact on other tenants occupying the Property and the businesses conducted thereon. Lessee shall promptly provide to Lessor copies of testing results and all other reports.

         Following such cleanup, Lessee shall promptly take all actions at its sole expenses as are necessary to return the Leased Premises and Property to the condition existing prior to the introduction of any such Hazardous Matter or oil to the Leased Premises or the Property.

         Section 23.6. Disposal. Lessee shall remove from the Leased Premises and the Property prior to the expiration or any termination of the Term of the Lease all Hazardous Matter used, maintained, generated, allowed or brought on to the Leased Premises or the Property by Lessee or Lessee's Agents, and the containers in which such substances were ever packaged or stored, exclusive of building components (including pipe covering) where such building components existed at the commencement of this Lease. Such removal and disposal shall be performed in accordance with 310 CMR Part 30.

         Section 23.7. Inspection. Lessee grants Lessor, upon reasonable oral or written notice, the right to inspect the Leased Premises throughout the term of this Lease to determine whether Lessee is in compliance with the provisions in this Article 23; and Lessee shall provide Lessor with all information reasonably deemed by Lessor necessary for Lessor to ascertain whether Lessee so complies. If Lessor finds that there has been a violation of any of the Environmental Requirements, Lessor may retain an environmental site assessment firm of its choice to inspect the Leased Premises and the Property and surrounding areas for the improper storage of hazardous waste, release of hazardous material or oil, to test any samples of such suspected material and to prepare a report. The cost of such inspection, testing, and report preparation shall be paid by Lessee to Lessor within 30 days of demand therefor as additional rent hereunder.

         Section 23.8. Default. Any breach of the obligations contained in this
Article 23 shall be deemed a breach of a material obligation of Lessee under this Lease, which breach shall be deemed a default hereunder.

         If Lessor determines that Lessee has not proceeded diligently to cure any such default hereunder, Lessor, in addition to any other remedy under this Lease, shall have the right, but not the obligation, to enter upon the Leased Premises and to perform Lessee's obligations hereunder, including the payment of money (including any fines) and the performance of any other act. All sums so paid by Lessor and all necessary incidental costs and expenses in connection therewith shall be paid by Lessee to Lessor within 30 days of demand therefor as additional rent hereunder. Notwithstanding any such re-entry by Lessor, Lessee shall remain primarily liable for any violation of the above agreements.

         Section 23.9. Lessee's Indemnification. Lessee and its successors, assigns and guarantors shall release, defend (with an attorney reasonably acceptable to Lessor), indemnify and hold harmless Lessor and its successors and assigns and the officers, directors, stockholders, partners, beneficial owners, trustees, employees, agents, contractors, attorneys, and mortgagees of Lessor or of its successors and assigns or of any of the foregoing from and against all Environmental Damages (as hereinafter defined) which may be asserted by Lessee, any other person or entity, or government agency on account of: (1) the presence or release of any Hazardous Matter used, maintained, generated, allowed or brought on to the Leased Premises or the Property by Lessee or Lessee's Agents during the Term and during any period when the Lessee, or Lessee's Agents are occupying the Leased Premises or any part thereof, unless caused by Lessor or Lessor's contractors, agents or employees, or unless present on the Premises prior to the Term Commencement Date (or, if earlier, the date of Lessee's initial entry onto the Premises); (2) the activities or other action or inaction of Lessee or Lessee's Agents in violation of any Environmental Requirements; and
(3) the breach of any of Lessee's obligations under this Article 23.

         Section 23.10. Definitions. The following terms as used herein shall have the meanings set forth below:

         "Hazardous Matter" shall mean any substance: (i) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, biological, or otherwise hazardous which is or becomes regulated by any governmental authority, agency, commission or instrumentality of the United States, the Commonwealth of Massachusetts or any political subdivision thereof including the City of Boston; (ii) which is or becomes defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., or is or becomes defined as a "hazardous material or oil, under M.G.L. Ch. 21E, Section 2, and the Massachusetts Contingency Plan, 310 CMR Part 40; (iii) which is or becomes defined as "hazardous waste" under 42 U.S.C. Section 6901 ET SEQ. or under M.G.L. Ch. 21C; 310 CMR Part 30; (iv) which is or becomes defined as a "radioactive substance" under 42 U.S.C. Section 2011 ET SEQ. or 10 CFR Parts 0 to 17, or under M.G.L. Ch. 111H, Sections 1 to 48, or 105 CMR Parts 120 to 122;
(v) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, by-law, order, action, policy or common law; (vi) which contains gasoline, diesel fuel, oil or other petroleum hydrocarbons; or (vii) the presence or release of which may provide persons or entities with rights and remedies under nuisance, tort, strict liability or other common law theories of liability due to such substance's presence or release or the hazard or threat of hazard thereby posed to the health or safety of persons on or about or adjacent to the Premises.

         "Environmental Requirements" shall mean all Applicable Laws (including without limitation the laws and regulation specifically referenced in this
Article 23), common law principles pertaining to nuisance, tort and strict liability, the provisions of any and all permits, licenses and approvals, any recommendations by manufacturers, trade associations and governmental bodies, and the terms and conditions of this Lease; insofar as same relate to the release, maintenance, use, keeping in place, transportation, disposal or generation of Hazardous Matter, including without limitation those pertaining to reporting, licensing, permitting, health and safety of persons, investigation, containment, remediation, and disposal; and shall include both present and future laws and regulations, orders, permits and approvals, recommendations, and rules and regulations.

         "Environmental Damages" shall mean all liabilities, injuries, losses, claims, damages (whether special, consequential or otherwise), settlements, attorneys' and consultants, fees, fines and penalties, interest and expenses, and costs of environmental site investigations, reports and cleanup, including without limitation costs incurred in connection with: any investigation or assessment of site conditions or of health of persons using the Building or Lessor's Property; risk assessment and monitoring; any cleanup, remedial, removal or restoration work required by any governmental agency or recommended by Lessor's environmental consultant; any decrease in value of Lessor's. Property; any damage caused by loss or restriction of rentable or usable space in Lessor's Property; or any damage caused by adverse impact on marketing or financing of Lessor's Property.

         Section 23.11. Miscellaneous.

                  (a) The provisions of this Article 23 shall be in addition to any other obligations and liabilities Lessee may have to Lessor under this Lease or at law or in equity.

                  (b) In the case of conflict between this Article 23 and other provisions of this Lease, the provisions imposing the most stringent requirements as to Lessee shall control.

                  (c) Any provisions in this Lease purporting to limit Lessee's liability or absolve Lessee of responsibility or cause Lessor to look solely to its insurance shall be wholly inapplicable with respect to any matters covered by this Article 23.

                                   ARTICLE 24
                            Miscellaneous Provisions

         Section 24.1. No consent or waiver, express or implied, by the Lessor to or of any breach in the performance by the Lessee of its agreements hereunder shall be construed as a consent or waiver to or of any other breach in the performance by the Lessee of the same or any other agreement. No acceptance by the Lessor of any rent or other payment hereunder, even with the knowledge of any such breach, shall be deemed a waiver thereof nor shall any acceptance of rent or other such payment in a lesser amount than is herein required to be paid by the Lessee, regardless of any endorsement on any check or any statement in any letter accompanying the payment of the same, be construed as an accord and satisfaction or in any manner other than as a payment on account by the Lessee. No reference in this lease to any assignee, sublessee, licensee or concessionaire, or acceptance by the Lessor from other than the Lessee of any payment due hereunder shall be construed as a consent by the Lessor to any assignment or subletting by the Lessee, or to give to the Lessee any right to permit another to occupy any portion of the Leased Premises except as herein expressly provided. No waiver by the Lessor in respect of any one tenant shall constitute a waiver with respect to any other tenant. Failure on the part of the Lessor or Lessee to complain of any action or nonaction on the part of the Lessee or Lessor or to declare the Lessee or Lessor in default, no matter how long such failure may continue, shall not be deemed to be a waiver by the Lessor of any of its rights hereunder.

         Section 24.2. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of the party making such payment to institute suit to recover such payment. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this lease; if at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof "under protest" and the performance of such work shall in no event be regarded as a voluntary performance and there shall survive the right on the part of said party to institute suit for the recovery of the cost of such work. If it shall be adjudged that there was no legal obligation on the part of said party to perform the same or any part thereof and that there was a legal obligation on the other party to perform same, said party who performed same shall be entitled to recover the cost of such work or the cost of so much thereof as said party was not legally required to perform under the provisions of this lease and which the other party was legally required to perform.

         Section 24.3. The Lessor shall not be liable for a delay or failure in the commencement, performance or completion of any of its obligations hereunder where such delay or failure is attributable to Unavoidable Delays.

         Section 24.4. Lessor agrees that, upon Lessee's paying the rent and performing and observing the agreements, obligations and other provisions on its part to be performed and observed, Lessee shall and may peaceably and quietly have, hold and enjoy the Leased Premises during the Term of this lease without any manner of hindrance or molestation from Lessor or anyone claiming under Lessor, subject, however, to the rights of holders of present and future Mortgages, and to the terms and provisions of this lease.

         Section 24.5. If the Lessee continues to occupy the Leased Premises after the termination of this lease, it shall have no more rights than a tenant by sufferance, but shall be liable for 200% of aggregate rental as above determined during such occupancy (and if varying rates are specified herein, at 200% of the highest such rate), and shall be liable for any loss or expense incurred by Lessor due to such holding over. Nothing in this Section shall be construed to permit such holding over.

         Section 24.6. Neither the vacating of the Leased Premises by Lessee nor the delivery of keys to or the acceptance of keys by the Lessor or any employees or agents of Lessor shall operate as a termination of this lease or a surrender or an acceptance of surrender of the Leased Premises.

         Section 24.7. In the event any rent (whether base rent or additional rent) or any other payments due from Lessee under this lease are not paid when due, then Lessee shall pay to Lessor, as additional rent, interest on such overdue amounts from the date such amounts become due to the date on which same are paid (the "delinquency period") at an interest rate equal to the Default Interest Rate with respect to the delinquency period (such Default Interest Rate to be recalculated, if appropriate, for each day during the delinquency period).

         Section 24.8. If, during the Term, Lessor receives 4 or more checks from Lessee which are returned by Lessee's bank for insufficient funds or are otherwise returned unpaid, Lessee agrees that all checks thereafter shall be either bank certified, cashiers, or treasurer's checks. All bank charges resulting from any such returned checks, together with a reasonable service charge for the administrative and overhead expenses of Lessor, shall be paid by Lessee as additional rent hereunder.

         Section 24.9. If Lessor commences any summary proceeding for nonpayment of base rent, additional rent or any other payments due hereunder, Lessee hereby waives the right to interpose any counterclaim of whatever nature or description in any such proceeding; provided, however, that Lessee shall have the right to bring a separate action against Lessor to the extent otherwise allowed under this lease as long as Lessee does not attempt to have such action joined or otherwise consolidated with Lessor's summary proceeding.

         Section 24.10. Except as otherwise specifically provided in this lease, any consent or approval to be given by Lessor under this lease may be withheld or denied at Lessor's sole and absolute discretion. Whenever in this lease the consent or approval of Lessor is required, and it is specifically provided that such consent or approval is not to be unreasonably withheld, delayed or conditioned, but nevertheless Lessor shall refuse or delay or condition such consent or approval, Lessee shall not be entitled to make any claim, and Lessee hereby waives any claim, for money damages (nor shall Lessee claim any money damages by any setoff, counterclaim or defense) based upon any claim or assertion by Lessee that Lessor unreasonably withheld or delayed or conditioned its consent or approval; and Lessee's sole remedy in such circumstances shall be an action or proceeding for specific performance, injunctive relief or declaratory judgment; provided, however, if Lessor has acted in bad faith and in willful wrongful disregard of its obligation not to unreasonably withhold its consent or approval where required not to do so, Lessee can recover its reasonable attorney's fees from Lessor to the extent otherwise allowed under this lease.

         Section 24.11. The conditions in this lease contained to be kept and performed by the parties hereto shall be binding upon and inure to the benefit of said respective parties, their heirs, legal representatives, successors and assigns; provided, however, nothing in this Section shall be construed to permit any assignment by Lessee, except in accordance with Article 14, and no assignee of Lessee shall have any rights hereunder unless the assignment was accomplished with said Article 14. Wherever in this lease reference is made to either of the parties, it shall be held to include and apply to the heirs, legal representatives, successors and assigns of such party as if in each case so expressed, unless the context requires otherwise and regardless of the number or gender of such party. Notwithstanding the foregoing provisions of this Section, the term "Lessor" as used in this lease means only the owner for the time being of the Leased Premises, so that in the event of any sale or sales of the Leased Premises or of this lease the Lessor shall be and hereby is entirely released of all covenants and obligations of the Lessor hereunder.

         Section 24.12. If the Lessor shall at any time be an individual, joint venture, tenancy in common, firm, partnership (general or limited), trust or trustees of a trust, it is specifically understood and agreed that there shall be no personal liability of the Lessor or any joint venturer, tenant, partner (general or limited), trustee, shareholder, beneficiary or holder of a beneficial interest, under any of the provisions hereof or arising out of the use or occupation of the Leased Premises by Lessee. In the event of a breach or default by Lessor of any of its obligations under this lease, Lessee shall look solely to the equity of the Lessor in the Leased Premises for the satisfaction of Lessee's remedies, and it is expressly understood and agreed that Lessor's liability under the terms, covenants, conditions, warranties and obligations of this lease shall in no event exceed the loss of such equity interest. It is further understood and agreed that the liability of any party who is a Lessor (whether the original Lessor or any successor Lessor) shall be limited to defaults occurring or arising during the period for which such party shall have been a Lessor, and such party shall not be liable for defaults occurring or arising at any time before such party obtained its interest as lessor or after such party disposed of its interest as lessor.

         Section 24.13. Lessor and Lessee each agree upon request of the other to execute and deliver to the other a notice of lease or short form of lease suitable for recording and setting forth the name of the Lessor and the Lessee, the term of the lease and an appropriate description of the Leased Premises. No copy of this lease or any portion hereof shall be recorded in any Registry of Deeds or Land Court Registry District.

         Section 24.14. Lessee warrants and represents that it has dealt with no broker in connection with the consummation of this Lease except the Broker, and in the event of any brokerage claims against Lessor predicated upon dealings by Lessee with any broker except the Broker, Lessee agrees to defend the same and indemnify and hold Lessor harmless against any such claim.

         Section 24.15. If any provision of this lease or the application thereof to any person or circumstance shall be to any extent invalid or unenforceable, the remainder of this lease and the application to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected there by, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

         Section 24.16. This lease shall constitute the only agreement between the parties relative to the Leased Premises and no oral statements and no prior written matter not specifically incorporated herein shall be of any force or effect. In entering into this lease, the Lessee relies solely upon the representations and agreements contained herein. This agreement shall not be modified except by writing executed by both parties.

         Section 24.17. In no case shall mention of specific instances under a more general provision be construed to limit the generality of said provision.

         Section 24.18. The section and article headings throughout this instrument, if any, are for convenience and reference only, and the words contained therein shall in no way be held to limit, define or describe the scope or intent of this lease or in any way affect this lease.

         Section 24.19. This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this lease to be drafted.

         Section 24.20. Lessor and Lessee agree that time is of the essence of this lease.

         Section 24.21. If more than one party is lessee hereunder, the obligations of Lessee hereunder shall be joint and several.

         Section 24.22. Employees or agents of the Lessor have no authority to make or agree to make a lease or any other agreement in connection herewith. The submission of this document or a summary of some or all of its provisions for examination and negotiation does not constitute an option to lease, or a reservation of, or option for, the Leased Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both parties.

         Section 24.23. Lessee, if not in default in Lessee's obligations under this lease, shall have the right to terminate this lease as of the last day of March, 1997, or the last day of any calendar month thereafter during the term, by providing to Lessor written notice of intent to terminate, Certified mail RRR, at least six (6) months in advance of proposed termination date, and by including with said termination notice a payment for such cancellation in the amount of Eleven Thousand Seven Hundred Fifty Dollars ($11,750.00), which cancellation payment shall be in addition to all other amounts due under this lease. Notification without payment enclosed shall be treated as if no notification was given.

         Section 24.24. Lessee is hereby granted early occupancy of premises on September 15, 1995. Base rent and additional rent for early occupancy by Lessee is hereby waived for the period beginning September 15, 1995, and ending September 30, 1995. All other terms and conditions of the lease shall apply during the period from the date Lessee begins such occupancy to Commencement Date.

         Section 24.25. Lessee will provide to Lessor, for Lessor prior written approval, complete and detailed plans for Lessee's installation of exhaust systems, security systems, argon tank(s), nitrogen tank(s) and/or a pad mount chiller. All of the foregoing shall meet all Applicable Law, and be performed in a good and workmanlike manner. Lessor approval will not be unreasonably withheld or delayed.

         Section 24.26. Lessor, at Lessor's sole expense, shall put HVAC systems serving the demised premises into working condition as of the commencement date of this lease.

         Executed under seal, in multiple counterparts, as of the above-written date.



Witness for Lessee:                      LESSEE:   Evergreen Solar, Inc.


/s/                                      By: /s/ Mark Farber
-----------------------------                -----------------------------------



Witness for Lessor:                      LESSOR: 211 Second Ave Realty LP


/s/                                      By: /s/ Robert Solar
-----------------------------                -----------------------------------

                                    EXHIBIT A
                                 Leased Premises
                                 ---------------

                                    (OMITTED)

                                   ADDENDA #1

         TO LEASE DATED September 15, 1995, between 211 Second Avenue Realty L.P., Lessor, and Evergreen Solar, Inc., a Delaware corporation, Lessee, and covering first floor premises in the building known as and numbered 211 Second Avenue, Waltham, MA containing approximately 9,400 square feet and being those premises formerly occupied by OmniSys, Inc., successor to General Microfilm, Inc.

         IT IS HEREBY MUTUALLY AGREED:

         1. At the termination of this lease, as extended, Landlord, in Landlord's sole discretion, shall determine which, if any, of Tenant improvements must be removed by Tenant, and Tenant shall remove same. The balance of improvements shall stay with the building and become the property of the Landlord.

         2.       All other terms and conditions shall remain unchanged.


         IN WITNESS WHEREOF our hands and seals this 15th day of September, 1995.



                                         211 SECOND AVENUE REALTY L.P.
                                         ---------------------------------------
Witness                                                                   Lessor


/s/                                      By: /s/ Robert Solar
-----------------------------                -----------------------------------
Witness



                                         EVERGREEN SOLAR, INC.
                                         ---------------------------------------
                                                                          Lessee



/s/                                      By: /s/ Mark Farber
-----------------------------                -----------------------------------
Witness

                                RENEWAL AGREEMENT


         IT IS MUTUALLY AGREED that the lease heretofore entered into on the 15th day of September, 1995, between 211 Second Avenue Realty LP, a Massachusetts partnership, as Landlord, and Evergreen Solar, Inc., a Delaware corporation, as Tenant, covering the premises situated in the City of Waltham, Commonwealth of Massachusetts, more particularly described as follows:

         Approximately 9,400 square feet of space on the first floor of the building known as and numbered 211 Second Avenue, Waltham, MA and being those premises currently occupied by Tenant is hereby renewed for a further period of one (1) year to begin October 1, 1998, and to expire on September 30, 1999, upon the same terms, covenants and conditions as contained therein, except:

                  1. Minimum annual rent during the extended term shall be One Hundred Forty-one Thousand Dollars ($141,000.00) to be paid 1/12 monthly in advance without demand in the amount of Eleven Thousand Seven Hundred Fifty Dollars ($11,750.00).

                  2. Either party to this lease may cancel this lease at the end of any month on or after November 30, 1998 by providing to the other party written notice of intent to cancel, Certified Mail RRR, at least sixty (60) days prior to proposed termination date.

                  3.      All other terms and conditions shall remain unchanged.

         IN WITNESS WHEREOF the parties to said lease have executed this agreement in duplicate and affixed their seals this 15 day of July, 1998.



                                        211 Second Avenue Realty, LP, Landlord


Attest: /s/                             By: /s/ Robert Solar
        --------------------------          ------------------------------------
                                            Evergreen Solar, Inc., Tenant


Attest: /s/                             By: /s/ Mark Farber
        --------------------------          ------------------------------------

                            TENANCY AT WILL AGREEMENT



     IT IS MUTUALLY AGREED that the lease heretofore entered into on the 15th day of September, 1995, and renewed July, 1998, between 211 Second Avenue Realty LP, a Massachusetts partnership, as Landlord and Evergreen Solar, Inc., a Delaware corporation, as Tenant, covering the premises situated in the City of Waltham, Commonwealth of Massachusetts, more particularly described as follows:

     Approximately 9,400 square feet of space on the first floor of the building known as and numbered 211 Second Avenue, Waltham, MA and being those premises currently occupied by Tenant is hereby extended to October 31, 1999, upon the same terms, covenants and conditions as contained therein, except:

     1. Minimum annual rent during the extended term shall be One Hundred Forty-one Thousand Dollars ($141,000.00) to be paid 1/12 monthly in advance without demand in the amount of Eleven Thousand Seven Hundred Fifty Dollars ($11,750.00).

In all other respects the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF the parties to said lease have executed this agreement in duplicate and affixed their seals this 28th day of September, 1999.


                                       211 Second Avenue Realty LP,    Landlord

     Attest: /s/ Norma Woodall         By: /s/ Robert Solar
            ------------------------      ---------------------------

                                       Evergreen Solar, Inc.,          Tenant

     Attest: /s/ Richard Chleboski     By: /s/ Mark Farber
            ------------------------      ---------------------------

                            TENANCY AT WILL AGREEMENT



     IT IS MUTUALLY AGREED that the lease heretofore entered into on the 15th day of September, 1995, and renewed July, 1998, between 211 Second Avenue Realty LP, a Massachusetts partnership, as Landlord and Evergreen Solar, Inc., a Delaware corporation, as Tenant, covering the premises situated in the City of Waltham, Commonwealth of Massachusetts, more particularly described as follows:

     Approximately 9,400 square feet of space on the first floor of the building known as and numbered 211 Second Avenue, Waltham, MA and being those premises currently occupied by Tenant is hereby extended to November 30, 1999, upon the same terms, covenants and conditions as contained therein, except:

     1. Minimum annual rent during the extended term shall be One Hundred Forty-one Thousand Dollars ($141,000.00) to be paid 1/12 monthly in advance without demand in the amount of Eleven Thousand Seven Hundred Fifty Dollars ($11,750.00).

In all other respects the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF the parties to said lease have executed this agreement in duplicate and affixed their seals this 22nd day of October, 1999.

                                          GelTex Pharmaceuticals Inc., Landlord


     Attest: /s/ Richard Chleboski        By: /s/ Mark Farber
            -------------------------        ---------------------------

                                          Evergreen Solar, Inc., Tenant

     Attest: /s/ Sheila Finan             By: /s/ Paul J. Milton
            -------------------------        ----------------------------
                                             Geltex Pharmaceuticals, Inc.

                            TENANCY AT WILL AGREEMENT



     IT IS MUTUALLY AGREED that the lease heretofore entered into on the 15th day of September, 1995, and renewed July, 1998, September 1999, and October 1999 between 211 Second Avenue Realty LP, a Massachusetts partnership, as Landlord and Evergreen Solar, Inc., a Delaware corporation, as Tenant, covering the premises situated in the City of Waltham, Commonwealth of Massachusetts, more particularly described as follows:

     Approximately 9,400 square feet of space on the first floor of the building known as and numbered 211 Second Avenue, Waltham, MA and being those premises currently occupied by Tenant is hereby extended to December 31, 1999, upon the same terms, covenants and conditions as contained therein, except:

     1. Minimum annual rent during the extended term shall be One Hundred Forty-one Thousand Dollars ($141,000.00) to be paid 1/12 monthly in advance without demand in the amount of Eleven Thousand Seven Hundred Fifty Dollars ($11,750.00).

In all other respects the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF the parties to said lease have executed this agreement in duplicate and affixed their seals this 30th day of November, 1999.

                                          GelTex Pharmaceuticals Inc., Landlord

     Attest: /s/ Richard G. Chleboski     By: /s/ Mark A. Farber
            -------------------------        --------------------------

                                          Evergreen Solar, Inc., Tenant

     Attest: /s/ Sheila Finan             By: /s/ Paul J. Mellett, Jr.
            -------------------------        --------------------------

                               AMENDMENT TO LEASE


     This Amendment to Lease is dated as of December 29, 1999 (this "Amendment"), by and between GelTex Pharmaceuticals, Inc., a Delaware corporation, having an address at 153 Second Avenue, Waltham, Massachusetts 02451, successor in interest to 211 Second Avenue Realty L.P., as landlord (the "Landlord"), and Evergreen Solar, Inc., a Delaware corporation having an address at 211 Second Avenue, Waltham, Massachusetts 02451, as tenant (the "Tenant").


                              PRELIMINARY STATEMENT

     Landlord's predecessor and Tenant entered into a Lease, dated September 15, 1995, covering the first floor of the building located at 211 Second Avenue, Waltham, Massachusetts, containing approximately 9,410 square feet (the "Premises"). The Lease was renewed pursuant to a Renewal Agreement dated July 1998 and extended pursuant to so-called Tenancy at Will Agreements, dated September 1999, October 1999 and November 1999, and now expires on December 31, 1999.

     Landlord and Tenant desire to extend the Term of the Lease until December 31, 2000 and to make certain other modifications to the Lease.

     NOW, THEREFORE, in consideration of the premises and other mutual consideration respectively acknowledged by the parties to have been received and be sufficient, Landlord and Tenant covenant and agree as follows:

     1. The Term of the Lease is hereby extended for a period of one (1) year to begin January 1, 2000 and to expire on December 31, 2000.

     2. The Annual Base Rent during such extended Term shall be ONE HUNDRED FORTY-ONE THOUSAND DOLLARS ($141,000.00), to be paid in equal monthly installments of ELEVEN THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($11,750.00), in advance, without demand, deduction or set-off.

     3. The Security Deposit is increased to THIRTY-FIVE THOUSAND TWO HUNDRED FIFTY DOLLARS ($35,250.00).

     4. Either party to this Lease may cancel this Lease as of the last day of any month on or after July 1, 2000 by giving to the other party written notice of its intention to cancel this Lease by certified mail, return receipt requested, at least ninety (90) days prior to the proposed termination date.

     5. Upon the expiration or earlier termination of this Lease and prior to the return of the Security Deposit by Landlord, Tenant agrees to provide Landlord with a Phase I environmental site assessment performed in accordance with professional engineering practices in the Commonwealth of Massachusetts and, if requested by Landlord, a Premises decontamination report, both such reports to be satisfactory in all respects to Landlord. Landlord agrees to pay one-half the cost of the environmental site assessment provided that Landlord selects the engineering firm which performs the assessment.

     6. Except as herein expressly modified, all provisions of the Lease are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered, under seal, as of the date and year first above written.

                                       GELTEX PHARMACEUTICALS, INC.


                                       By: /s/ Paul J. Mellett, Jr.
                                          ---------------------------------

                                       Its: Chief Financial Officer
                                           --------------------------------

                                       EVERGREEN SOLAR, INC.


                                       By: /s/ Mark A. Farber
                                          ---------------------------------
                                          Mark A. Farber
                                          Its: President